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Exhibit 99(g)

IMPORTANT TAX INFORMATION

        Under the United States federal income tax law, each Rights holder who elects to exercise Rights is required to provide the Subscription Agent with such holder's correct Taxpayer Identification Number ("TIN") on Substitute Form W-9 below and to certify that such TIN is correct (or that such holder is waiting for a TIN) or otherwise establish a basis for an exemption from backup withholding. If such holder is an individual, generally the TIN is such holder's U.S. social security number. If the Subscription Agent is not provided with the correct TIN, the holder may be subject to a $50 penalty imposed by the Internal Revenue Service pursuant to federal law. In addition, payments by the Company with respect to the shares of Series A Preferred Stock purchased upon the exercise of Rights may be subject to backup withholding at up to 31%. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service provided certain conditions are met.

        Certain holders of securities (including, among others, all corporations and certain foreign individuals and entities) are treated as exempt recipients not subject to backup withholding and reporting requirements. In order for a foreign individual or entity to qualify as an exempt recipient, generally that holder must attest to that person's exempt status (on Form W-8), under penalties of perjury. Foreign holders that submit a Form W-8 and are treated as exempt recipients not subject to backup withholding may still be subject to withholding at a 30% rate with respect to any payments made on the Series A Preferred Stock. For instructions on how other exempt recipients can establish their exemptions from backup withholding, see the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9."

Purpose Of Substitute Form W-9

        To prevent backup withholding on payments with respect to the Series A Preferred Stock, the holder is required to notify the Subscription Agent of its correct TIN by completing Substitute Form W-9 certifying (1) that the TIN provided on such Form is correct (or that such holder is awaiting a TIN, in which case the holder should check the box in Part III of the Substitute Form W-9), (2) that such holder is a U.S. person and (3) that (A) such holder is exempt from backup withholding, (B) such holder has not been notified by the Internal Revenue Service that such holder is subject to backup withholding as a result of a failure to report all interest or dividends or (C) the Internal Revenue Service has notified the holder that the holder is no longer subject to backup withholding. The holder must sign and date the Substitute Form W-9 where indicated, certifying, under penalties of perjury, that the information on such Form is correct.

        A nonexempt holder may check the box in Part III of the attached Substitute Form W-9 if such holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If a nonexempt holder checks the box in Part III, such holder must also sign the attached Certification of Awaiting Taxpayer Identification Number in order to prevent backup withholding. Notwithstanding that a holder complies with the foregoing, the Subscription Agent will backup withhold at up to 31% on payments made to such holder prior to the time a properly certified TIN is provided to the Subscription Agent.

        Alternatively, a holder that qualifies as an exempt recipient (other than a holder required to complete Form W-8 as described above) should write "Exempt" in Part I of the Substitute Form W-9, enter his correct TIN and sign and date such Form where indicated.

What Number to Give the Subscription Agent

        A holder is required to give the Subscription Agent the TIN of the record owner of the shares of Series A Preferred Stock issued upon exercise of the Rights. If the Series A Preferred Stock is in more than one name or is not in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report.

TO BE COMPLETED BY ALL HOLDERS EXERCISING SUBSCRIPTION RIGHTS

SUBSTITUTE FORM W-9
Department of the Treasury—Internal Revenue Service

PAYOR'S REQUEST FOR TAXPAYER IDENTIFICATION NUMBER (TIN)
(Please read Guidelines for Certification of Taxpayer Identification Number on
Substitute Form W-9 ("Guidelines") before completing this form)

RETURN THIS FORM TO SUBSCRIPTION AGENT WITH OTHER DOCUMENTS

PAYOR: American Stock Transfer & Trust Company

PART I: Enter your taxpayer identification number on the appropriate line below. For individuals, this is your social security number. However, if you are a resident alien OR a sole proprietor, see Guidelines. For other entities, it is your employer identification number. If you do not have a number, see Guidelines. Note: If the account is in more than one name, see Guidelines for instructions on whose number to enter.

Social security number	or	Employer identification number

PART II: Certification
Under penalties of perjury, I certify that:

1.
The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me);

2.
I am not subject to backup withholding because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest and dividend income or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3.
I am a U.S. person (including a U.S. resident alien).

Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

Signature:	Date:
Name (If joint names, list first and circle name of the person or entity whose number you entered in Part I above):
(Please Print or Type)

PART III: Awaiting TIN [    ]

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP
WITHHOLDING OF UP TO 31% OF ANY PAYMENTS MADE TO YOU WITH RESPECT TO
SHARES OF SERIES A PREFERRED STOCK PURCHASED UPON THE EXERCISE OF RIGHTS.
PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER
IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART III OF
SUBSTITUTE FORM W-9.

CERTIFICATION OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (i) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (ii) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number, up to 31% of all reportable payments made to me thereafter will be withheld until I provide a taxpayer identification number to the Subscription Agent.

Signature:	Date:
Name:	(Please Print or Type)

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

        Guidelines for Determining the Proper Identification Number to Give the Payor.—Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give to the payor.

For this type of account	Give the NAME and SOCIAL SECURITY number of—

1. An individual's account	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, any one of the individuals (1)
3. Husband and wife (joint account)	The actual owner of the account or, if joint funds, either person (1)
4. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
5. Adult and minor (joint account)	The adult or, if the minor is the only contributor, the minor (1)
6. Account in the name of guardian or committee for a designated ward, minor, or incompetent person	The ward, minor, or incompetent person (3)
7. a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee (1)
b. So-called trust account that is not a legal or valid trust under state law	The actual owner (1)

For this type of account:	Give the NAME and EMPLOYER IDENTIFICATION number of—

8. Sole proprietorship account	The owner (4)
9. A valid trust, estate, or pension trust	Legal entity (Do not furnish the identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.) (5)
10. Corporate account	The corporation
11. Religious, charitable, or educational organization account	The organization
12. Partnership account held in the name of the business	The partnership
13. Association, club, or other tax-exempt organization	The organization
14. A broker or registered nominee	The broker or nominee
15. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)
List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)
Circle the minor's name and furnish the minor's social security number.

(3)
Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4)
Show the name of the owner. You may also enter your business or "doing business as" name. You may also use either your social security number or employer identification number (if you have one).

(5)
List first and circle the name of the legal trust, estate, or pension trust.

Note:    If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Note:    If you are a resident alien and you do not have and are not eligible to get a social security number, you may obtain from the Internal Revenue Service an IRS individual taxpayer identification number.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

        If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Card, Form SS-4, Application for Employer Identification Number, or Form W-7, Application for IRS Individual Taxpayer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service ("IRS") and apply for a number.

Payees Exempt from Backup Withholding

        Payees specifically exempted from backup withholding on ALL withholding payments include the following:

(1)
An organization exempt from tax under section 501(a), or an individual retirement plan.

(2)
The United States or any agency or instrumentality thereof.

(3)
A state, the District of Columbia, a possession of the United States or any political subdivision, agency or instrumentality thereof.

(4)
A foreign government or a political subdivision of a foreign government, or any agency or instrumentality thereof.

(5)
An international organization or any agency or instrumentality thereof.

Other payees that may be exempt from backup withholding include the following:

(6)
A corporation.

(7)
A foreign central bank of issue.

(8)
A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

(9)
A futures commission merchant registered with the Commodity Futures Trading Commission.

(10)
A real estate investment trust.

(11)
An entity registered at all times during the tax year under the Investment Company Act of 1940.

(12)
A common trust fund operated by a bank under section 584(a).

(13)
A financial institution.

(14)
A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

(15)
A trust exempt from tax under section 664 (charitable remainder trust), or a non-exempt trust described in section 4947.

        For interest and dividend payments, all listed payees are exempt except the payee in item (9). For broker transactions, all payees listed in items (1) through (13) are exempt, and a person registered under the Investment Advisors Act of 1940 who regularly acts as a broker is also exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees listed in items (1) through (7). However, a corporation (except certain hospitals described in Regulations section 1.6041-3(c)) that provides medical and health care services, or bills and collects payments for such services, is not exempt from backup withholding. For barter exchange transactions and patronage dividends, backup withholding on these payments.

Payments Exempt from Backup Withholding

        Payments of dividends, patronage dividends and interest not generally subject to backup withholding include the following:

  •
  Payments to nonresident aliens subject to withholding under section 1441.

  •
  Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident alien partner.

  •
  Payments of patronage dividends where the amount received is not paid in money.

  •
  Payments made by certain foreign organizations.

  •
  Section 404(k) payments made by an ESOP.

  •
  Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not provided your correct taxpayer identification number to the payor.

  •
  Payments of tax-exempt interest (including exempt-interest dividends under section 852).

  •
  Payments described in section 6049(b)(5) to nonresident aliens.

  •
  Payments on tax-free covenant bonds under section 1451.

  •
  Mortgage interest paid to you.

        Exempt payees described above should file the Form W-9 to avoid possible erroneous backup withholding. File this form with the payor, furnish your taxpayer identification number, check the box in part 4, sign and date the form and return the form to the payor.

        Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A, 6045, and 6050A.

        Privacy Act Notice.—Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payors who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

PENALTIES

        (1)  Penalty for Failure to Furnish Taxpayer Identification Number.—If you fail to furnish your correct taxpayer identification number to a payor, you and payees listed in items (1) through (5) are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

        (2)  Civil Penalty for False Information With Respect to Withholding—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

        (3)  Criminal Penalty for Falsifying Information.—Willfully falsifying certifications or affirmations may subject you to fines and/or imprisonment.

FOR ADDITIONAL INFORMATION
CONTACT YOUR TAX CONSULTANT OR
THE INTERNAL REVENUE SERVICE.

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IMPORTANT TAX INFORMATION
TO BE COMPLETED BY ALL HOLDERS EXERCISING SUBSCRIPTION RIGHTS SUBSTITUTE FORM W-9 Department of the Treasury—Internal Revenue Service
RETURN THIS FORM TO SUBSCRIPTION AGENT WITH OTHER DOCUMENTS
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9